                                                                      EXHIBIT 12

                              GENEVA STEEL COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                                       THREE MONTHS
                                                                                      ENDED DECEMBER
                                        FISCAL YEAR ENDED SEPTEMBER 30,                    31,
                               -------------------------------------------------     ----------------
                                1989      1990      1991       1992       1993        1992      1993
                               -------   -------   -------   --------   --------     -------   ------
Earnings --
  Income (loss) before
     provision (benefit) for
     income taxes............  $91,913   $62,687   $28,219   $(21,475)  $(14,109)    $(6,454)  $2,752
  Fixed charges less interest
     capitalized.............    6,854    10,171     6,165     13,695     17,096       3,570    3,472
                               -------   -------   -------   --------   --------     -------   ------
                               $98,767   $72,858   $34,384   $ (7,780)  $  2,987     $(2,884)  $6,224
                               -------   -------   -------   --------   --------     -------   ------
                               -------   -------   -------   --------   --------     -------   ------
Fixed charges --
  Interest expense...........  $ 6,854   $10,171   $ 6,165   $ 13,695   $ 17,096     $ 3,570   $3,472
  Capitalized interest.......      461     2,794     8,342      5,774      7,696       1,466    3,360
                               -------   -------   -------   --------   --------     -------   ------
                               $ 7,315   $12,965   $14,507   $ 19,469   $ 24,792     $ 5,036   $6,832
                               -------   -------   -------   --------   --------     -------   ------
                               -------   -------   -------   --------   --------     -------   ------
Ratio of Earnings to Fixed
  Charges....................     13.5x      5.6x      2.4x      --(a)      --(a)       --(a)    --(a)


- ---------------
(a) For the 1992 and 1993 fiscal years and for the three months ended December 31, 1992 and 1993, earnings were inadequate to cover fixed charges by $27.2 million, $21.8 million, $7.9 million and $0.6 million, respectively.